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Exhibit 10.42

AMENDMENT NO. 9 TO LOAN AGREEMENT

        THIS AMENDMENT NO. 9 TO LOAN AGREEMENT (this "Amendment"), dated and effective as of February 13, 2009, is entered into by and between Union Bank, N.A. (formerly known as Union Bank of California, N.A.; "Bank") and Crocs, Inc., a Delaware corporation ("Borrower"), with reference to the following facts:

RECITALS

        A.    Borrower and Bank are parties to that certain Loan Agreement, dated as of May 8, 2007 (as heretofore amended, the "Loan Agreement"), pursuant to which Bank has provided Borrower with certain credit facilities.

        B.    Borrower has requested that Bank amend the Loan Agreement as set forth below.

        C.    Bank is willing to grant such amendment on the terms and conditions set forth below.

        NOW THEREFORE, in consideration of the amendment and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1.     Initially capitalized terms used in this Amendment (including without limitation in the recitals hereto) without definition shall have the respective meanings given thereto in the Loan Agreement.

          2.     The sentence in Section 1.1.1 of the Loan Agreement which reads as follows: "The Committed Loan shall be repaid on or before February 16, 2009, at which time all unpaid principal and interest on the Committed Loan shall be due and payable," hereby is amended and restated in its entirety to read as follows: "The Committed Loan shall be repaid on or before April 2, 2009, at which time all unpaid principal and interest on the Committed Loan shall be due and payable."

          3.     Section (v) paragraph 4 of that certain Amendment No. 5 to Loan Agreement by and between Borrower and Bank dated as of September 30, 2008, hereby is amended and restated in its entirety to read as follows:

           "(v)  Intentionally Omitted,"

          4.     Section (vi) paragraph 4 of that certain Amendment No. 5 to Loan Agreement by and between Borrower and Bank dated as of September 30, 2008, hereby is amended and restated in its entirety to read as follows:

          "(vi)  to provide Bank, by Wednesday of each week for the preceding week, with a weekly borrowing base certificate based upon the advance rates disclosed in section (iv), above, together with a rolling thirteen (13) week projected cash flow forecast in form and content reasonably acceptable to Bank, and"

          5.     The reference to "section (v)"in Section (vii) paragraph 4 of that certain Amendment No. 5 to Loan Agreement by and between Borrower and Bank dated as of September 30, 2008, shall hereby mean and refer to "section (vi)."

          6.     Notwithstanding anything in the Loan Agreement to the contrary, Borrower agrees to make principal payments on the Committed Loan, of Two Hundred Thousand Dollars ($200,000) each, on February 27, March 6, March 13, March 20 and March 27, 2009.

          7.     The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

             (a)  Bank shall have received an original of this Amendment, duly executed by Borrower;

             (b)  Bank shall have received reports from Great American and CRG, in form and content acceptable to Bank; and

             (c)  Borrower shall have paid Bank all legal fees and expenses incurred in connection with this Amendment, which may be debited from any of Borrower's accounts with Bank.

          8.     All representations and warranties made in the Loan Agreement or in any other documents or instruments relating thereto, including without limitation any Loan Documents furnished in connection with this Amendment, after giving effect to this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and nothing shall affect the representations and warranties or the right of Bank to rely thereon.

          9.     Borrower is not aware of any events which now constitute, or with the passage of time or the giving of notice, or both, would constitute, an Event of Default under the Loan Agreement as amended by this Amendment.

          10.   The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of this Amendment, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

          11.   The Loan Agreement and the other Loan Documents remain in full force and effect and Borrower hereby ratifies and confirms its agreements and covenants contained therein. Borrower hereby confirms that, after giving effect to this Amendment, no Event of Default exists as of the date hereof.

          12.   Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

          13.   THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

          14.   This Amendment is binding upon and shall inure to the benefit of Bank and Borrower and their respective successors and assigns; provided that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank.

          15.   This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

          16.   THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN BANK AND BORROWER AS TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BANK AND BORROWER.

[Balance of Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, the parties hereto have entered into this Amendment by their respective duly authorized officers as of the date first above written.

CROCS, INC.
By:	/s/ RUSS HAMMER
Printed Name:	Russ Hammer
Title:	CFO
UNION BANK, N.A.
By:	/s/ MICHAEL J. CAMPBELL
Printed Name:	Michael J. Campbell
Title:	Vice President

[Signature Page to Amendment No. 9 to Loan Agreement]

Acknowledged and Agreed:
JPMORGAN CHASE BANK, NA
By:	/s/ BRIAN MCDOUGAL
Printed Name:	Brian McDougal
Title:	Vice President

[Acknowledgement Page to Amendment No. 9 to Loan Agreement]

[LOGO]

COMMERCIAL PROMISSORY NOTE
(REFERENCE RATE)

Debtor Name

Crocs, Inc., a Delaware Corporation

Debtor Address	Office 40061	Loan Number 163-151-024-2
6328 Monarch Park Place Niwot, CO 80503	Maturity Date April 2, 2009	Amount $22,421,500.00
$22,421,500.00		Date February 13, 2009

        FOR VALUE RECEIVED, the undersigned ("Debtor") promises to pay to the order of UNION BANK OF CALIFORNIA, N.A. ("Bank"), as indicated below, the principal sum of TWENTY TWO MILLION FOUR HUNDRED TWENTY ONE THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($22,421,500.00), together with interest on the balance of such principal from time to time outstanding at the per annum rate or rates and at the times set forth below.

        At any time prior to the maturity of this note, subject to the provisions of paragraph 5, below, Debtor may repay but not reborrow hereunder so long as the total outstanding at any one time does not exceed the maximum amount then available to be borrowed hereunder as set forth above or in paragraph 1, below.

        1.    PAYMENTS.    Debtor shall pay (x) accrued but unpaid interest on the first day of each month (commencing March 1, 2009), and (y) principal payments of Two Hundred Thousand Dollars ($200,000) on each of February 27, March 6, March 13, March 20 and March 27, 2009. Debtor shall pay all remaining principal and accrued but unpaid interest on April 2, 2009 (the "Termination Date"). Should interest not be paid when due it shall become part of the principal and bear interest as herein provided. If any interest rate defined in this note ceases to be available for any reason, then said interest rate shall be replaced by the rate then offered by Bank which, in the sole discretion of Bank, most closely approximates the unavailable rate.

        Debtor shall pay all amounts due under this note in lawful money of the United States to Bank at P.O. Box 30115, Los Angeles, CA 90030-0115, or at such other office as may be designated by Bank from time to time.

        2.    INTEREST RATE.

          (a)    VARIABLE INTEREST RATE.    All principal outstanding hereunder shall bear interest at a rate per annum equal to nine percent (9.0%) in excess of the Reference Rate, which rate shall vary as and when the Reference Rate changes.

          (b)    INTEREST RATE COMPUTATIONS.    All computations of interest under this note shall be made on the basis of a year of 360 days for actual days elapsed.

        3.    LATE PAYMENTS.    If any payment required by the terms of this note shall remain unpaid ten days after same is due, at the option of Bank, Debtor shall pay a fee of $100 to Bank.

        4.    INTEREST RATE FOLLOWING DEFAULT.    In the event of default, at the option of Bank, and, to the extent permitted by law. interest shall be payable on the outstanding principal under this note at a per annum rate equal to five percent (5%) in excess of the interest rate specified in paragraph 2(b), above, calculated from the date of default until all amounts payable under this note are paid in full.

        5.    PREPAYMENT.

          (a)   Amounts outstanding under this note bearing interest at a rate based on the Reference Rate may be prepaid in whole or in part at any time, without penalty or premium.

          (b)   All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal. A determination by Bank as to the prepayment fee amount, if any, shall be conclusive.

          (c)   Bank shall provide Debtor a statement of the amount payable on account of prepayment.

    DEBTOR INITIAL HERE:    RH

        6.    DEFAULT AND ACCELERATION OF TIME FOR PAYMENT.    Default shall include, but not be limited to, any of the following: (a) the failure of Debtor to make any payment required under this note when due; (b)any breach, misrepresentation or other default by Debtor, any guarantor, co-maker, endorser, or any person or entity other than Debtor providing security for this note (hereinafter individually and collectively referred to as the "Obligor") under any security agreement, guaranty or other agreement between Bank and any Obligor; (c) the insolvency of any Obligor or the failure of any Obligor generally to pay such Obligor's debts as such debts become due; (d) the commencement as to any Obligor of any voluntary or involuntary proceeding under any laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief; (e) the assignment by any Obligor for the benefit of such Obligor's creditors; (f) the appointment, or commencement of any proceeding for the appointment of a receiver, trustee, custodian or similar official for all or substantially all of any Obligor's property; (g) the commencement of any proceeding for the dissolution or liquidation of any Obligor; (h) the termination of existence or death of any Obligor; (i) the revocation of any guaranty or subordination agreement given in connection with this note; (j) the failure of any Obligor to comply with any order, judgment, injunction, decree, writ or demand of any court or other public authority; (k) the filing or recording against any Obligor, or the property of any Obligor, of any notice of levy, notice to withhold, or other legal process for taxes other than property taxes; (1) the default by any Obligor personally liable for amounts owed hereunder on any obligation concerning the borrowing of money; (m) the issuance against any Obligor, or the property of any Obligor, of any writ of attachment, execution, or other judicial lien; or (n) the deterioration of the financial condition of any Obligor which results in Bank deeming itself, in good faith, insecure. Upon the occurrence of any such default, Bank, in its discretion, may cease to advance funds hereunder and may declare all obligations under this note immediately due and payable; however, upon the occurrence of an event of default under d, e, f, or g, all principal and interest shall automatically become immediately due and payable.

        7.    ADDITIONAL AGREEMENTS OF DEBTOR.    If any amounts owing under this note are not paid when due, Debtor promises to pay all costs and expenses, including reasonable attorneys' fees (including the allocated costs of Bank's in-house counsel and legal staff) incurred by Bank in the negotiation, documentation and modification of this note and all related documents and in the collection or enforcement of any amount outstanding hereunder. Debtor and any Obligor, for the maximum period of time and the full extent permitted by law, (a) waive diligence, presentment, demand, notice of nonpayment, protest, notice of protest, and notice of every kind; (b) waive the right to assert the defense of any statute of limitations to any debt or obligation hereunder; and (c) consent to renewals and extensions of time for the payment of any amounts due under this note. If this note is signed by more than one party, the term "Debtor" includes each of the undersigned and any successors in interest thereof; all of whose liability shall be joint and several. Any married person who signs this note agrees that recourse may be had against the separate property of that person for any obligations hereunder. The receipt of any check or other item of payment by Bank, at its option, shall not be considered a payment on account until such check or other item of payment is honored when presented for payment at the drawee bank. Bank may delay the credit of such payment based upon

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Bank's schedule of funds availability, and interest under this note shall accrue until the funds are deemed collected. In any action brought under or arising out of this note, Debtor and any Obligor, including their successors and assigns, hereby consent to the jurisdiction of any competent court within the State of California, as provided in any alternative dispute resolution agreement executed between Debtor and Bank, and consent to service of process by any means authorized by said state's law. The term "Bank" includes, without limitation, any holder of this note. This note shall be construed in accordance with and governed by the laws of the State of California. This note hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between Debtor and Bank.

        8.    DEFINITIONS.    As used herein, the following terms shall have the meanings respectively set forth below: "Business Day" means a day on which Bank is open for business for the funding of corporate loans. "Reference Rate" means the rate announced by Bank from time to time at its corporate headquarters as its Reference Rate. The Reference Rate is an index rate determined by Bank from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time.

        9.    SUPERSESSION OF PRIOR NOTE.    This note supersedes and replaces that certain Commercial Promissory Note (Base Rate) in a principal amount not to exceed $22,421,500.00, dated December 19, 2008, executed by Debtor to the order of Bank.

DEBTOR:

Crocs, Inc., a Delaware corporation

By:	/s/ RUSS HAMMER
Title:	CFO

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  Exhibit 10.42
AMENDMENT NO. 9 TO LOAN AGREEMENT
RECITALS
COMMERCIAL PROMISSORY NOTE (REFERENCE RATE)